Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275994 on Form F-4 of our report dated April 15, 2025 relating to the consolidated financial statements of GameSquare Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Kreston GTA LLP

Markham, Ontario, Canada

April 15, 2025